UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 13, 2014
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3 through 7 are not applicable and therefore omitted.

Item 2.02    Results of Operations and Financial Condition.

Clearfield, Inc. (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on November 13, 2014 disclosing material non-public information regarding its results of operations for the fourth quarter and fiscal year ended September 30, 2014.

In the November 13, 2014 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “FY14 Year-End FieldReport,” which is furnished hereto as Exhibit 99.2.  The FY14 Year-End FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl P. Beranek, the Company’s President and Chief Executive Officer, and Daniel R. Herzog, the Company’s Chief Financial Officer, discussing the fourth quarter and year ended September 30, 2014 results, as well as the business and prospects of the Company.

Item 8.01    Other Events.

As described above, the Company made the FY14 Year-End FieldReport, furnished hereto as Exhibit 99.2, available on its website on November 13, 2014.  The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Clearfield, Inc. on November 13, 2014.
99.2
FY14 Year-End FieldReport – Presentation dated November 13, 2014 and Transcript of Remarks of Cheryl P. Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer

Dated: November 13, 2014